UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2016

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 25, 2016, William E. Webster, Jr. was appointed to the Board of Directors (the “Board”) of Duke Energy Corporation (the “Corporation”), effective September 1, 2016. Mr. Webster was Executive Vice President of Industry Strategy for the Institute of Nuclear Power Operations (“INPO”), a non-profit organization that promotes the highest levels of safety and reliability in the operation of commercial nuclear power plants, prior to his retirement in June of 2016. Mr. Webster was employed by INPO since 1982.

Mr. Webster has been determined by the Board to be independent pursuant to the Corporation’s Standards for Assessing Director Independence, the listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission. In making the determination regarding Mr. Webster’s independence, the Board considered a relationship between the Corporation and PriceWaterhouseCoopers (“PwC”), a firm which provides professional tax and other services from time to time to the Corporation and at which Mr. Webster’s brother-in-law is a partner. The Board determined that Mr. Webster had no material interest in the transactions between the Corporation and PwC and approved the transactions. The Board determined that the transactions were in the best interests of the shareholders of the Corporation as they have been entered into in the ordinary course of business on terms that were negotiated at an arm’s length basis for services that are not provided by many other firms.

Mr. Webster’s directorship will expire, along with the Corporation’s other directors’ terms, at the next annual meeting of shareholders. Mr. Webster has been appointed to the Nuclear Oversight Committee and Regulatory Policy and Operations Committee of the Board effective September 1, 2016.

As a non-employee director of the Corporation, Mr. Webster will receive a pro-rated payment of the cash and stock annual retainer, will receive meeting fees in accordance with the Corporation’s Director Compensation Program, as set forth on Exhibit 10.55 of the Company’s Form 10-K, filed with the Securities and Exchange Commission on February 25, 2016, and will be eligible to participate in the Corporation’s Directors’ Savings Plan, which is described in the Annual Proxy Statement filed with the Securities and Exchange Commission on March 24, 2016. Mr. Webster is subject to the Corporation’s Stock Ownership Guidelines, which require outside directors to own Duke Energy common stock (or common stock equivalents) with a value equal to at least five times the annual cash retainer (i.e., an ownership level of $450,000) or retain 50% of their vested annual equity retainer until such minimum requirements are met.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: August 25, 2016	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

3